EXHIBIT 99.1

NEWS

Editorial Contact: Erin Jones

949-754-8032

erin.jones@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE REPORTS RESULTS FOR FOURTH QUARTER AND 2003

Record Revenue of $89.0 Million for the Quarter;

$304 Million In Revenue for the Year Ended December 31, 2003

IRVINE, Calif., January 28, 2004 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application management solutions, today reported record financial results for the quarter ended December 31, 2003. Total revenues increased 25% year over year to $89.0 million compared to last year’s fourth quarter revenue of $71.2 million. Total revenues increased 19% to $304.3 million in fiscal 2003 compared to total revenues of $255.6 million in fiscal 2002.

GAAP Results

Quest Software’s net income for the fourth quarter was $11.5 million, or $0.12 per diluted share. Net income for year ended December 31, 2003 was $21.5 million, or $0.23 per diluted share. GAAP operating margins increased sequentially from 8.1% to 19.0% in the fourth quarter, resulting in record GAAP operating income of $17.0 million.

Non-GAAP Results

On a pro forma basis, operating margins increased to 21.5% for the quarter, resulting in pro forma net income of $15.3 million, or $0.16 per share on a diluted basis. This compares to pro forma net income of $7.5 million, or $0.08 per share on a diluted basis, for the fourth quarter ended December 31, 2002. Pro forma operating income increased 71% to $38.5 million for the year ended December 31, 2003, and pro forma net income for the year was $31.7 million, or $0.34 per diluted share. Quest Software generated net cash of $27.2 million in the December 2003 quarter.

A reconciliation of pro forma and as reported financial results is included with this press release.

“We concluded the year with record license and services revenues and solid growth, with significant contributions coming from all regions and product lines,” said Vinny Smith, chairman and chief executive officer, Quest Software. “The fourth quarter marked solid execution on all fronts including product release milestones in our application performance management, database management and Microsoft infrastructure management areas with the introduction of Quest Foglight®

Quest Reports Fourth Quarter 2003 Results – page 2 of 8

version 4.0, Quest Central for Databases version 4.0 and Quest Exchange Management Suite. Customers are eagerly adopting these new products because of their technical quality, depth of capability and ability to quickly deliver a return on investment. We also believe our ongoing efforts to increase internal productivity are paying off as reflected in Q4’s extraordinary margin expansion and operating income growth.”

During the fourth quarter, Quest Software received strong interest from customers in various vertical markets including communications, internet services, financial institutions, pharmaceuticals and technology for its application performance management, database management and Microsoft infrastructure management products. In the fourth quarter, Quest Software earned new customers and expanded its business with existing customers including Cingular Wireless, Earthlink, Inc., The Economical Insurance Group, E*TRADE FINANCIAL, McGraw Hill Companies, Ricoh Corporation, Royal Auto Club (RAC) Motoring Services, and Ticketmaster.

Quest Software management utilizes non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more accurate representation of the Company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Management believes that these measures provide useful information because they exclude certain items including amortization of intangibles, other compensation expenses, gains or losses on investment securities and facility closure charges that are not necessarily relevant to understanding the operating activities within the Company’s business.

Financial Outlook

Quest Software management offers the following guidance for the quarter ending March 31, 2004:

•	Revenue is expected to be in the range of $77.0 million to $79.0 million;
•	GAAP diluted earnings per share is expected to be in the range of $0.06 to $0.08 per share;
•	Pro forma diluted earnings per share is expected to be in the range of $0.07 to $0.09 per share. The pro forma guidance excludes approximately $1.3 million of amortization of purchased intangible assets, $563,000 of amortization of acquired intangible assets including customer lists, a non-compete agreement and trademarks, and $86,000 of other compensation charges related to stock options.

For the full year ending December 31, 2004, Quest Software management offers the following guidance:

•	Annual revenue is expected to be in the range of $330 million to $340 million;
•	GAAP diluted earnings per share is expected to be in the range of $0.32 to $0.35 per share;

Quest Reports Fourth Quarter 2003 Results – page 3 of 8

•	Pro forma diluted earnings per share is expected to be in the range of $0.37 to $0.40. The pro-forma guidance excludes approximately $4.9 million of amortization of purchased intangible assets, $1.8 million of amortization of acquired intangible assets including customer lists, a non-compete agreement and trademarks, and $342,000 of other compensation charges related to stock options.

Fourth Quarter 2003 Conference Call Information

Quest Software will host a conference call today, Wednesday, January 28, 2004 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through January 28, 2005. An audio replay of the call will also be available through February 11, 2004 by dialing (888) 203-1112 (from the United States or Canada) or (719) 457-0820 (outside the United States and Canada), using confirmation code: 215203.

About Quest Software, Inc.

Quest Software, Inc., a leader in application management, provides software for Application Confidence to 18,000 customers worldwide, including 75 percent of the Fortune 500. Quest products for database management, application performance management and Microsoft infrastructure management help customers develop, deploy, manage and maintain enterprise applications without expensive downtime or business interruption. Headquartered in Irvine, Calif., Quest Software can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

# # #

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including:the impact of further adverse changes in general economic conditions on our customers; further reductions or delays in information technology spending; variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and other risks associated with international operations; and the need to attract and retain qualified employees. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Quest Reports Fourth Quarter 2003 Results – page 4 of 8

QUEST SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
Licenses	$54,250	$44,143	$179,560	$160,636
Services	34,740	27,056	124,728	94,946

Total revenues	88,990	71,199	304,288	255,582
Cost of revenues:
Licenses	1,214	713	4,312	3,539
Services	5,560	4,628	21,365	17,913
Amortization of purchased intangible assets	1,284	1,765	7,675	5,744

Total cost of revenues	8,058	7,106	33,352	27,196

Gross profit	80,932	64,093	270,936	228,386
Operating expenses:
Sales and marketing	38,003	35,846	144,460	128,570
Research and development	16,859	15,107	67,448	60,051
General and administrative	8,371	6,553	29,656	24,971
In-process research and development	—	2,900	—	2,900
Intangible asset amortization	747	693	3,390	2,037

Total operating expenses	63,980	61,099	244,954	218,529

Income from operations	16,952	2,994	25,982	9,857
Other income, net	3,976	2,398	11,132	9,131
Loss on impairment/sale of aircraft	(3,495)	—	(3,495)	(790)
Write-down of investments	—	1,405	—	310

Income before income tax provision	17,433	6,797	33,619	18,508
Income tax provision	5,955	2,987	12,103	8,124

Net income	$11,478	$3,810	$21,516	$10,384

Net income per share:
Basic	$0.12	$0.04	$0.23	$0.12

Diluted	$0.12	$0.04	$0.23	$0.11

Weighted average shares:
Basic	93,096	90,597	92,081	90,065
Diluted	96,480	92,724	94,231	92,820

Quest Reports Fourth Quarter 2003 Results – page 5 of 8

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2003				Twelve Months Ended December 31, 2003
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$54,250			$54,250	$179,560			$179,560
Services	34,740			34,740	124,728			124,728

Total revenues	88,990			88,990	304,288			304,288
Cost of revenues:
Licenses	1,214			1,214	4,312	(2	)(4)	4,310
Services	5,560	(13	)(1)	5,547	21,365	(71	)(4)	21,294
Amortization of purchased intangible assets	1,284	(1,284)		—	7,675	(7,675)		—

Total cost of revenues	8,058			6,761	33,352			25,604

Gross profit	80,932			82,229	270,936			278,684
Operating expenses:
Sales and marketing	38,003	(81	)(1)	37,922	144,460	(744	)(4)	143,716
Research and development	16,859	(68	)(1)	16,791	67,448	(509	)(4)	66,939
General and administrative	8,371	(16	)(1)	8,355	29,656	(100	)(4)	29,556
Intangible asset amortization	747	(747)		—	3,390	(3,390)		—

Total operating expenses	63,980			63,068	244,954			240,211

Income from operations	16,952			19,161	25,982			38,473
Other income, net	3,976			3,976	11,132	(98	)(5)	11,034
Loss on impairment of aircraft	(3,495)	3,495	(2)	—	(3,495)	3,495	(6)	—

Income before income tax provision	17,433			23,137	33,619			49,507
Income tax provision	5,955	1,847	(3)	7,802	12,103	5,720	(7)	17,823

Net income	$11,478			$15,335	$21,516			$31,684

Net income per share:
Basic	$0.12			$0.16	$0.23			$0.34

Diluted	$0.12			$0.16	$0.23			$0.34

Weighted average shares:
Basic	93,096			93,096	92,081			92,081
Diluted	96,480			96,480	94,231			94,231

For the Three Months Ended December 31, 2003
(1) Represents compensation and other costs related primarily to stock option grants with a below fair market value exercise price.
(2) Represents a one-time impairment charge to the carrying value of our aircraft.
(3) Represents the tax effect of adjustments.

For the Twelve Months Ended December 31, 2003

(4)    Represents (1) $281,000 in severance and idle facility charges incurred from closing one of our Canadian offices, which are included in sales and marketing and research and development, and (2) compensation and other costs related primarily to stock option grants with a below fair market value exercise price.

(5) Represents gain on securities held for trading purposes.
(6) Represents a one-time impairment charge to the carrying value of our aircraft.
(7) Represents the tax effect of adjustments.

Quest Reports Fourth Quarter 2003 Results – page 6 of 8

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2002				Twelve Months Ended December 31, 2002
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$44,143			$44,143	$160,636			$160,636
Services	27,056			27,056	94,946			94,946

Total revenues	71,199			71,199	255,582			255,582
Cost of revenues:
Licenses	713			713	3,539			3,539
Services	4,628	(21	)(1)	4,607	17,913	(110	)(1)	17,803
Amortization of purchased intangible assets	1,765	(1,765)		—	5,744	(5,744)		—

Total cost of revenues	7,106			5,320	27,196			21,342

Gross profit	64,093			65,879	228,386			234,240
Operating expenses:
Sales and marketing	35,846	(437	)(1)	35,409	128,570	(1,083	)(1)	127,487
Research and development	15,107	(150	)(1)	14,957	60,051	(621	)(1)	59,430
General and administrative	6,553	(51	)(1)	6,502	24,971	(175	)(1)	24,796
In-process research and development	2,900	(2,900)		—	2,900	(2,900)		—
Intangible asset amortization	693	(693)		—	2,037	(2,037)		—

Total operating expenses	61,099			56,868	218,529			211,713

Income from operations	2,994			9,011	9,857			22,527
Other income, net	2,398			2,398	9,131			9,131
Loss on sale of aircraft	—			—	(790)	790		—
Write-down of investments	1,405	(1,405)		—	310	(310)		—

Income before income tax provision	6,797			11,409	18,508			31,658
Income tax provision	2,987	943	(2)	3,930	8,124	3,906	(2)	12,030

Net income	$3,810			$7,479	$10,384			$19,628

Net income per share:
Basic	$0.04			$0.08	$0.12			$0.22

Diluted	$0.04			$0.08	$0.11			$0.21

Weighted average shares:
Basic	90,597			90,597	90,065			90,065
Diluted	92,724			92,724	92,820			92,820

(1) Represents compensation and other costs related primarily to stock option grants with a below fair market value exercise price. (2) Represents the tax effect of adjustments.

Quest Reports Fourth Quarter 2003 Results – page 7 of 8

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS
	December 31, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$67,470	$64,283
Short-term marketable securities available for sale	26,736	27,841
Accounts receivable, net	58,535	39,898
Prepaid expenses and other current assets	6,846	9,653
Deferred income taxes	15,074	9,491

Total current assets	174,661	151,166
Property and equipment, net	31,950	44,505
Long-term marketable securities	184,160	115,422
Goodwill, net	239,840	231,717
Amortizing intangible assets, net	25,159	31,116
Deferred income taxes	10,126	15,014
Other assets	1,915	2,341

Total assets	$667,811	$591,281

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,180	$5,308
Accrued compensation	17,384	13,900
Other accrued expenses	27,939	23,678
Income taxes payable	9,082	1,262
Short-term portion of deferred revenue	73,957	59,209

Total current liabilities	132,542	103,357

Long-term liabilities:
Long-term portion of deferred revenue	9,416	4,001
Other long-term liabilities	1,677	5,941

Total long-term liabilities	11,093	9,942

Shareholders’ equity	524,176	477,982

Total liabilities and shareholders’ equity	$667,811	$591,281

Quest Reports Fourth Quarter 2003 – page 8 of 8

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2003	2002	2003	2002
Cash flows from operating activities:
Net income	$11,478	$3,810	$21,516	$10,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,614	6,283	26,584	23,358
Compensation expense associated with stock option grants	94	494	890	1,415
Accrued interest receivable from shareholders	—	73	—	(26)
Deferred income taxes	(2,780)	(12,313)	(3,234)	(12,334)
Provision for bad debts	268	272	291	903
Write-down of investments	—	(1,405)	—	(310)
Loss on impairment/sale of aircraft	3,495	—	3,495	790
In-process research and development	—	2,900	—	2,900
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(18,515)	(8,442)	(14,622)	698
Prepaid expenses and other current assets	1,399	3,207	4,074	1,651
Other assets	2	1,302	(92)	1,478
Accounts payable	(1,348)	13	(1,329)	(677)
Accrued compensation	1,304	792	2,276	151
Other accrued expenses	4,380	2,156	869	(2,970)
Income taxes payable	8,088	16,880	16,705	20,961
Deferred revenue	15,364	5,420	19,557	9,394
Other liabilities	(53)	(3,282)	(329)	(4,536)

Net cash provided by operating activities	28,790	18,160	76,651	53,230
Cash flows from investing activities:
Purchases of property and equipment	(960)	324	(6,664)	(3,006)
Proceeds from sale of aircraft	—	—	—	1,932
Sale of equity investments	—	875	—	875
Cash paid for acquisitions, net of cash acquired	(50)	(52,778)	(4,796)	(56,841)
Purchases of marketable securities	(67,588)	(13,767)	(175,079)	(57,640)
Sales and maturities of marketable securities	12,888	62,927	106,348	92,795

Net cash (used in) provided by investing activities	(55,710)	(2,419)	(80,191)	(21,885)
Cash flows from financing activities:
Repayment of notes payable	(2,914)	(49)	(4,249)	(1,884)
Proceeds from repayment of note receivable from shareholder	—	(611)	—	74
Repayment of capital lease obligations	(96)	(221)	(315)	(414)
Proceeds from the exercise of stock options	4,113	379	9,505	1,758
Proceeds from employee stock purchase plan	—	—	4,631	4,480

Net cash provided by financing activities	1,103	(502)	9,572	4,014
Effect of exchange rate changes on cash and cash equivalents	(1,104)	(646)	(2,845)	(1,355)

Net (decrease) increase in cash and cash equivalents	(26,921)	14,593	3,187	34,004
Cash and cash equivalents, beginning of period	94,391	49,690	64,283	30,279

Cash and cash equivalents, end of period	$67,470	$64,283	$67,470	$64,283